Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Ulmer

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces First Quarter 2023 Financial Results

May 1, 2023 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported a net loss of $1.55 million, or $0.10 per diluted share, for the quarter ended March 31, 2023. Excluding merger related expenses and a net loss on sale of securities, adjusted earnings were $783 thousand[1], or $0.051 per diluted share for the first quarter of 2023.

First Quarter 2023 Highlights

•
Stable and Growing Deposit Portfolio. Total deposits grew $37.7 million, or 16% annualized over the prior quarter end, including an increase in noninterest bearing deposits of $11.7 million, or 25% annualized, and $26.0 million in interest bearing deposits, or 14% annualized. Estimated uninsured deposits, excluding collateralized public funds and affiliate company accounts, totaled $387.8 million, or 39.4% of total deposits as of March 31, 2023.
•
Strong Liquidity Position. The Company enhanced its on-balance sheet liquidity, with cash and cash equivalents as of March 31, 2023 of $51.7 million, up from $30.0 million at December 31, 2022. Total liquidity, including all available borrowing capacity and brokered deposit availability, together with cash and cash equivalents and unpledged investment securities, totaled $511.0 million as of March 31, 2023.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

•
Solid Commercial Loan Growth. Total loans grew $17.5 million during the first quarter, representing a 7.7% annualized growth rate, driven primarily by commercial loan activity.
•
Funding Costs Drive Decline in Net Interest Income. Net interest income for the first quarter of 2023 was $8.0 million, compared to $9.0 million in the fourth quarter of 2022 and $7.5 million in the prior year first quarter. Net interest margin was 2.95% for the first quarter of 2023 compared to 3.36% for the fourth quarter of 2022. The linked quarter decrease was primarily due to higher interest expense on deposits outpacing the increase in interest income from loans.
•
Loss on Securities. The Company recognized a $2.37 million loss on the sale of subordinated notes issued by Signature Bank, which was closed by its regulator in March 2023.
•
Transformational Merger. On February 22, 2023, the Company entered into a definitive agreement with Partners Bancorp (“Partners”), the parent company of The Bank of Delmarva and Virginia Partners Bank, under which the companies will combine in an all-stock combination, valued at approximately $169.1 million, based on the Company’s 10-day volume weighted average price of $8.08 as of February 21, 2023, the day prior to the merger announcement. When the transaction is completed, the combined organization will be a leading Mid-Atlantic community banking franchise with nearly $3 billion in assets. In connection with the transaction, the Company enhanced its strong capital position, completing a private placement common stock offering resulting in $10 million in gross proceeds, and contributing $5 million of such proceeds to the Bank as additional capital.
•
CECL Adoption. On January 1, 2023, the Company adopted ASU 2016-13, which replaced the former “incurred loss” model for recognizing credit losses with an “expected loss” model (commonly referred to as “CECL”). The impact of the adoption included increases to the allowance for credit losses of $5.7 million related to loans, $900 thousand related to unfunded commitments and $600 thousand related to held-to-maturity securities, resulting in a decrease in retained earnings, net of tax effect, of approximately $5.4 million. For purposes of regulatory capital calculations, an election was made to phase-in the day one impact on retained earnings over three years.

“We are pleased that in the midst of this unprecedented interest rate environment and industry disruption, we continue to grow both quality loans and core deposits, even as our results for the quarter clearly reflect the unique challenges of this period,” said Andrew Samuel, Chief Executive Officer. “With our liquidity and capital positions, as well as continued strength in credit quality, we are very well positioned to successfully navigate this period, focused on growing lower cost deposits to counteract funding expense and continuing to grow loans and positively impact our communities.”

Income Statement

Net interest income before the provision for credit losses for the first quarter of 2023 decreased to $8.0 million compared to $9.0 million in the fourth quarter of 2022. Net interest margin was 2.95% for the first quarter of 2023 compared to 3.36% for the fourth quarter of 2022. The decrease in net interest margin for the current quarter was due to the higher rate paid on interest-bearing liabilities, which outpaced the increase in the yield on interest earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increased that occurred over the preceding twelve months, coupled with competition for deposits in the market. During the first quarter, the cost of funds increased 72 basis points as compared to the linked quarter which was partially offset by a 25 basis points increase in the average yield on interest-earning assets. The increase in the average yield on interest-earning assets was primarily due to the increase of the average yield on loans of 19 basis points to 5.09% during the first quarter of 2023.

During the first quarter, the Company was able to introduce the improved functionality of its new core technology platform, including enhanced cash management features. The Company has begun to see the fruits of these investments, as well as an increased internal focus and strategy on core deposit generation. For example, during the first quarter, 547 new checking accounts were opened for a total of $34 million in new deposits. Additionally, initiatives focused on professional services firms such as title companies, law firms, and property management companies, resulted in 96 new accounts being opened during the quarter, which are anticipated to fund over the course of the second quarter. Given these recent positive trends in acquiring lower cost core deposits, the Company anticipates its net interest margin will begin to stabilize as higher cost brokered deposits are allowed to mature and roll off, replaced by core accounts.

Noninterest income decreased from $508 thousand in the fourth quarter of 2022 to a loss of $1.9 million in the first quarter of 2023, primarily related to a recognized loss upon the sale of subordinated notes. Excluding the securities loss, noninterest income was relatively flat compared to the linked quarter.

Noninterest expense for the first quarter of 2023 decreased to $7.7 million compared to $8.4 million for the fourth quarter of 2022. This included a decrease in merger and system conversion related expenses from $973 thousand in the fourth quarter of 2022 to $587 thousand in the first quarter of 2023. In addition, salaries and employee benefits decreased from $4.6 million in the fourth quarter of 2022 to $4.1 million in the first quarter of 2023, largely attributable to performance-based bonuses recognized during the fourth quarter of 2022.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Balance Sheet

Total assets were $1.214 billion at March 31, 2023 compared to $1.164 billion at December 31, 2022 and $1.036 billion at March 31, 2022. Deposits and net loans as of March 31, 2023 totaled $984.5 million and $934.8 million, respectively, compared to deposits and net loans of $946.8 million and $923.2 million, respectively, at December 31, 2022 and $862.2 millionand $727.6 million, respectively, at March 31, 2022.

Total loans increased $17.5 million from December 31, 2022 to March 31, 2023, or 7.7% annualized, with the average commercial loan size during the first quarter of 2023 totaling approximately $830,000.

In response to industry disruption, the Company proactively took steps during the quarter to enhance its on-balance sheet liquidity. Cash and cash equivalents increased to $51.7 million at March 31, 2023 from $30.0 million at December 31, 2022, representing a 72.4% increase. In addition to growth in core deposits, this position was supported by an additional $10 million in fixed-rate FHLB advances.

Deposits at March 31, 2023 totaled $984.5 million, representing a 16.2% annualized increase from December 31, 2022 which was driven by growth in interest and noninterest bearing deposits over the quarter. Noninterest bearing deposits increased from $192.8 million at December 31, 2022 to $204.5 million at March 31, 2023, representing a 24.7% annualized increase.

Shareholders’equity increased from $138.6 million at December 31, 2022 to $141.6 million at March 31, 2023. The increase included the impact of $10 million in proceeds from the February 2023 private placement, offset by a decrease in retained earnings due to the first quarter net loss, dividends paid of $1.2 million and the cumulative-effect adjustment from the adoption of CECL that decreased retained earnings by $5.4 million. Other comprehensive loss decreased by $1.2 million as a result of decreased unrealized losses on available-for-sale securities due to changes in the interest rate environment.

Asset Quality

In the first quarter of 2023, the Company recorded a provision for credit losses, calculated under the CECL model, of $293 thousand, compared to $100 thousand for the fourth quarter of 2022 under the incurred loss model. The provision expense was primarily due to loan growth and changes to the macroeconomic outlook.

Asset quality metrics remain strong. As of March 31, 2023, the Company’s non-performing assets were $2.4 million, representing 0.20% of total assets. Non-performing assets at March 31, 2023 excluded purchased with credit deterioration (“PCD”) loans with a balance of $2.5 million.

The allowance for credit losses was $10.5 million, or 1.11% of total loans at March 31, 2023, compared to the allowance for loan losses of 0.50% of total loans at December 31, 2022. The allowance for credit losses to nonperforming assets was 438.95% at March 31, 2023, compared to 186.64% at December 31, 2022.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Capital

The Bank’s regulatory capital ratios are well in excess of regulatory minimums to be considered “well capitalized” as of March 31, 2023. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio increased to 13.53% and 12.32%, respectively, at March 31, 2023 from 12.89% and 12.41%, respectively, at December 31, 2022. The Company’s ratio of Tangible Common Equity to Tangible Assets was 8.90%[1]at March 31, 2023.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”. For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$4,545	$4,209	$8,711	$7,563	$6,425
Interest-bearing deposits with other institutions	47,190	25,802	66,085	55,433	102,704
Cash and cash equivalents	$51,735	$30,011	$74,796	$62,996	$109,129
Certificates of deposit with other banks	745	5,623	8,358	11,088	12,828
Securities available for sale, at fair value	86,804	78,813	78,698	85,756	93,202
Securities held to maturity, net of allowance for credit losses	38,986	31,822	32,571	28,816	5,000
Loans held for sale	—	—	—	—	4,074
Loans receivable, gross	945,371	927,871	863,969	790,406	731,061
Allowance for credit losses - loans	(10,526)	(4,666)	(4,569)	(3,890)	(3,443)
Loans receivable, net	934,845	923,205	859,400	786,516	727,618
Investments in restricted bank stock	4,134	3,377	3,327	2,567	3,612
Premises and equipment, net	6,497	6,743	9,087	7,915	5,253
Right-of-Use Asset – Premises	10,058	10,219	8,920	4,513	4,605
Bank-owned life insurance	24,384	19,244	19,127	19,012	18,898
Goodwill and other intangible assets	36,833	36,894	36,955	37,020	37,085
Deferred tax asset	6,749	5,619	6,378	5,777	5,092
Accrued interest receivable and other assets	12,188	12,084	7,256	7,909	9,280
TOTAL ASSETS	$1,213,958	$1,163,654	$1,144,873	$1,059,885	$1,035,676
LIABILITIES
Deposits:
Demand, noninterest bearing	$204,495	$192,773	$184,857	$184,345	$165,228
Interest bearing	780,003	753,999	766,853	718,028	696,942
Total deposits	984,498	946,772	951,710	902,373	862,170
Other Borrowings	31,250	20,938	—	1,639	36,117
Subordinated Debt	40,441	40,484	40,526	40,585	20,653
Operating Lease Liabilities	10,058	10,219	8,921	4,513	4,606
Accrued interest payable and other liabilities	6,130	6,688	6,774	6,004	5,790
TOTAL LIABILITIES	1,072,377	1,025,101	1,007,931	955,114	929,336
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	250	149	149	99	99
Surplus	127,659	117,709	117,698	83,070	82,930
Retained earnings	18,911	27,100	27,525	26,491	25,623
Accumulated other comprehensive (loss) income	(5,239)	(6,405)	(8,430)	(4,889)	(2,312)
TOTAL SHAREHOLDERS’ EQUITY	141,581	138,553	136,942	104,771	106,340
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,213,958	$1,163,654	$1,144,873	$1,059,885	$1,035,676
Common shares outstanding	16,221,692	14,939,640	14,939,640	9,838,435	9,826,435

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	3/31/2023	12/31/2022	3/31/2022
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$11,762	$11,109	$7,763
Other	1,228	1,097	619
Total interest and dividend income	12,990	12,206	8,382
INTEREST EXPENSE
Deposits	4,517	2,465	665
Other Borrowings	87	335	33
Subordinated Debt	432	421	207
Total interest expense	5,036	3,221	905
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	7,954	8,985	7,477
Provision for credit losses	293	100	280
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	7,661	8,885	7,197
NONINTEREST INCOME
Service charges on deposit accounts	199	188	210
Bank-owned life insurance	140	116	110
Net realized (losses) gains on the sale of debt securities	(2,370)	—	13
Gain on sale of loans	—	—	180
Other	178	204	198
Total noninterest income	(1,853)	508	711
NONINTEREST EXPENSE
Salaries and employee benefits	4,120	4,612	3,656
Occupancy	707	616	281
Equipment and data processing	693	857	698
Professional fees	381	371	228
FDIC insurance	159	157	204
Bank Shares Tax	278	201	183
Merger & system conversion related expenses	587	973	—
Other	812	658	848
Total noninterest expense	7,737	8,445	6,098
(Loss) income before income tax (benefit) expense	(1,929)	948	1,810
Income tax (benefit) expense	(376)	252	286
NET (LOSS) INCOME	$(1,553)	$696	$1,524

(LOSS) EARNINGS PER SHARE, BASIC	$(0.10)	$0.05	$0.16
(LOSS) EARNINGS PER SHARE, DILUTED	$(0.10)	$0.05	$0.15
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	15,480,951	14,939,640	9,826,435
DILUTED	15,480,951	14,939,640	10,053,684

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended
('Dollars In Thousands)	3/31/2023	12/31/2022	3/31/2022
Operating Highlights
Net Income	$(1,553)	$696	$1,524
Net Interest Income	7,954	8,985	7,477
Provision for Credit Losses	293	100	280
Non-Interest Income	(1,853)	508	711
Non-Interest Expense	7,737	8,445	6,098
Earnings per Share, Basic	(0.10)	0.05	0.16
Adjusted Earnings per Share, Basic (2)	0.05	0.10	0.15
Earnings per Share, Diluted	(0.10)	0.05	0.15
Adjusted Earnings per Share, Diluted (2)	0.05	0.10	0.15

Selected Operating Ratios
Net Interest Margin	2.95%	3.36%	3.40%
Annualized Return on Assets ("ROA")	-0.52%	0.24%	0.63%
Adjusted ROA[2]	0.27%	0.50%	0.63%
Annualized Return on Equity ("ROE")	-4.56%	2.02%	5.72%
Adjusted ROE[2]	2.30%	4.24%	5.69%
Efficiency Ratio	126.82%	88.96%	74.47%
Adjusted Efficiency Ratio[3]	84.41%	78.71%	74.59%
Noninterest Income to Avg. Assets	-0.63%	0.17%	0.30%
Noninterest Expense to Avg. Assets	2.65%	2.90%	2.53%

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Financial Condition Data
Total Assets	$1,213,958	$1,163,654	$1,144,873	$1,059,885	$1,035,676
Loans Receivable, Net	934,845	923,205	859,400	786,516	727,618

Noninterest-bearing Deposits	204,495	192,773	184,857	184,345	165,228
Interst-bearing Deposits	780,003	753,999	766,853	718,028	696,942
Total Deposits	984,498	946,772	951,710	902,373	862,170

Selected Balance Sheet Ratios
Total Capital Ratio[1]	13.53%	12.89%	11.55%	12.42%	11.14%
Tier 1 Capital Ratio[1]	12.32%	12.41%	11.04%	11.94%	10.67%
Common Equity Tier 1 Capital Ratio[1]	12.32%	12.41%	11.04%	11.94%	10.67%
Leverage Ratio[1]	10.78%	10.93%	9.74%	10.10%	8.71%
Tangible Common Equity to Tangible Assets[4]	8.90%	9.02%	9.02%	6.62%	6.94%
Tangible Book Value per Share[5]	$6.46	$6.80	$6.69	$6.89	$7.05

Asset Quality Data
Non-performing Assets	$2,398	$2,500	$1,979	$1,494	$1,246
Non-performing Assets to Total Assets	0.20%	0.21%	0.17%	0.14%	0.12%
Non-performing Loans to Total Loans	0.25%	0.27%	0.23%	0.19%	0.17%
Allowance for Credit Losses ("ACL")	$10,526	$4,666	$4,569	$3,890	$3,443
ACL to Total Loans	1.11%	0.50%	0.53%	0.49%	0.47%
ACL to Nonperforming Assets	438.95%	186.64%	230.87%	260.37%	276.32%

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterst expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interst Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended March 31,
	2023			2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$36,470	$275	3.06%	$59,735	$53	0.36%
Securities
Taxable (1)	81,899	653	3.23%	67,681	258	1.55%
Tax-Exempt	38,368	377	3.98%	45,030	390	3.51%
Total Securities	120,267	1,030	3.47%	112,711	648	2.33%
Total Cash Equiv. and Investments	156,737	1,305	3.38%	172,446	701	1.65%
Total Loans (3)	936,510	11,762	5.09%	718,987	7,763	4.38%
Total Earning Assets	1,093,247	13,067	4.85%	891,433	8,464	3.85%
Other Assets	90,938			85,852
Total Assets	$1,184,185			$977,285
Interest bearing demand	$251,103	$1,188	1.92%	$258,140	$245	0.38%
Money market demand	245,563	1,350	2.23%	215,410	139	0.26%
Time deposits	290,605	1,979	2.76%	194,897	281	0.58%
Total Borrowings	49,246	519	4.27%	57,965	240	1.68%
Total Interest-Bearing Liabilities	836,517	5,036	2.44%	726,412	905	0.51%
Non Int Bearing Deposits	192,135			131,841
Total Cost of Funds	$1,028,652	$5,036	1.99%	$858,253	$905	0.43%
Other Liabilities	17,508			11,035
Total Liabilities	$1,046,160			$869,288
Shareholders' Equity	$138,025			$107,997
Total Liabilities & Shareholders' Equity	$1,184,185			$977,285
Net Interest Income/Spread (FTE)		8,031	2.41%		7,559	3.34%
Tax-Equivalent Basis Adjustment		(77)			(82)
Net Interest Income		$7,954			$7,477
Net Interest Margin			2.95%			3.40%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interst Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	March 31, 2023			December 31, 2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$36,470	$275	3.06%	$42,925	$227	2.10%
Securities
Taxable (1)	81,899	653	3.23%	80,842	567	2.78%
Tax-Exempt	38,368	377	3.98%	37,169	384	4.10%
Total Securities	120,267	1,030	3.47%	118,011	951	3.20%
Total Cash Equiv. and Investments	156,737	1,305	3.38%	160,936	1,178	2.90%
Total Loans (3)	936,510	11,762	5.09%	899,028	11,109	4.90%
Total Earning Assets	1,093,247	13,067	4.85%	1,059,964	12,287	4.60%
Other Assets	90,938			94,628
Total Assets	$1,184,185			$1,154,592
Interest bearing demand	$251,103	$1,188	1.92%	$278,816	$808	1.15%
Money market demand	245,563	1,350	2.23%	245,154	966	1.56%
Time deposits	290,605	1,979	2.76%	211,090	691	1.30%
Total Borrowings	49,246	519	4.27%	68,160	756	4.40%
Total Interest-Bearing Liabilities	836,517	5,036	2.44%	803,220	3,221	1.59%
Non Int Bearing Deposits	192,135			199,556
Total Cost of Funds	$1,028,652	$5,036	1.99%	$1,002,776	$3,221	1.27%
Other Liabilities	17,508			14,864
Total Liabilities	$1,046,160			$1,017,640
Shareholders' Equity	$138,025			$136,952
Total Liabilities & Shareholders' Equity	$1,184,185			$1,154,592
Net Interest Income/Spread (FTE)		8,031	2.41%		9,066	3.01%
Tax-Equivalent Basis Adjustment		(77)			(81)
Net Interest Income		$7,954			$8,985
Net Interest Margin			2.95%			3.36%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Agriculture loans	$16,274	$15,591	$13,977	$7,710	$8,111
Commercial loans	98,544	103,874	97,542	88,452	94,114
Paycheck Protection Program ("PPP") loans	811	881	933	2,527	10,586
Commercial real estate loans	569,972	540,914	482,367	435,588	353,559
Residential real estate loans	244,694	250,832	251,832	241,401	252,158
Consumer and other loans	10,472	10,057	11,929	8,689	6,359
Municipal loans	4,292	5,466	5,404	5,814	6,193
	945,059	927,615	863,984	790,181	731,080
Deferred costs (fees)	312	256	(15)	225	(19)
Total loans receivable	$945,371	$927,871	$863,969	$790,406	$731,061

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	March 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
U.S. government agency securities	$2,000	$4	$2,004
Small Business Administration loan pools	783	(15)	768
Obligations of state and political subdivisions	45,691	(3,236)	42,455
Mortgage-backed securities in government-sponsored entities	44,960	(3,383)	41,577
	$93,434	$(6,630)	$86,804

	Amortized Cost	Net Unrealized Losses	Fair Value
Held to Maturity:
Corporate debentures	$15,000	$(1,031)	$13,969
Structured mortgage-backed securities	24,519	(637)	23,882
	$39,519	$(1,668)	$37,851

	December 31, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$858	$(15)	$843
Obligations of state and political subdivisions	44,189	(4,020)	40,169
Mortgage-backed securities in government-sponsored entities	41,873	(4,072)	37,801
	$86,920	$(8,107)	$78,813
Held to Maturity:
Corporate debentures	$14,993	$(994)	$13,999
Structured mortgage-backed securities	16,829	(748)	16,081
	$31,822	$(1,742)	$30,080

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Demand, noninterest-bearing	$204,495	$192,773	$184,857	$184,345	$165,228
Demand, interest-bearing	250,944	254,478	305,934	269,493	269,222
Money market and savings	241,858	228,048	266,743	235,411	224,673
Time deposits, $250 and over	51,855	46,116	39,123	55,507	55,514
Time deposits, other	235,346	225,357	155,053	157,617	147,533
	$984,498	$946,772	$951,710	$902,373	$862,170

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Demand, noninterest-bearing	$192,135	$199,556	$170,863	$152,691	$131,841
Demand, interest-bearing	251,103	278,816	278,637	270,844	258,140
Money market and savings	245,563	245,154	244,107	224,483	215,410
Time deposits	290,605	211,090	205,792	211,033	194,897
	$979,406	$934,616	$899,399	$859,051	$800,288

Appendix A - Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended
(Dollars in thousands)	3/31/2023	12/31/2022	3/31/2022
Net (loss) income	$(1,553)	$696	$1,524
Average assets	1,184,185	1,154,592	977,285
Return on average assets (annualized)	-0.53%	0.24%	0.63%
Net (loss) income	(1,553)	696	1,524
Net losses (gains) on sale of securities	2,370	-	(13)
Tax effect at 21%	(498)	-	3
Merger & system conversion related expenses	587	973	-
Tax effect at 21%	(123)	(204)	-
Adjusted Net Income (Non-GAAP)	783	1,465	1,514
Average assets	1,184,185	1,154,592	977,285
Adjusted return on average assets (annualized) (Non-GAAP)	0.27%	0.50%	0.63%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended
(Dollars in thousands)	3/31/2023	12/31/2022	3/31/2022
Net (loss) income	$(1,553)	$696	$1,524
Average shareholders' equity	138,025	136,952	107,997
Return on average shareholders' equity (annualized)	-4.56%	2.02%	5.72%
Net (loss) income	(1,553)	696	1,524
Net losses (gains) on sale of securities	2,370	-	(13)
Tax effect at 21%	(498)		3
Merger & system conversion related expenses	587	973	-
Tax effect at 21%	(123)	(204)	-
Adjusted Net Income (Non-GAAP)	783	1,465	1,514
Average shareholders' equity	138,025	136,952	107,997
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	2.30%	4.24%	5.69%

Adjusted Efficiency Ratio
	For the Three Months Ended
(Dollars in thousands)	3/31/2023	12/31/2022	3/31/2022
GAAP-based efficiency ratio	126.82%	88.96%	74.47%
Net interest income	$7,954	$8,985	$7,477
Noninterest income	(1,853)	508	711
Less: net (losses) gains on sales of securities	(2,370)	-	13
Adjusted revenue (Non-GAAP)	8,471	9,493	8,175
Total noninterest expense	7,737	8,445	6,098
Less: Merger & system conversion related expenses	587	973	-
Adjusted non-interest expense	7,150	7,472	6,098
Efficiency ratio, as adjusted (Non-GAAP)	84.41%	78.71%	74.59%

Tangible Common Equity and Tangible Book Value
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$141,581	$138,553	$136,942	$104,771	$106,340
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(991)	(1,052)	(1,113)	(1,178)	(1,243)
Tangible common equity (Non-GAAP)	$104,748	$101,659	$99,987	$67,751	$69,255
Common shares outstanding	16,221,692	14,939,640	14,939,640	9,838,435	9,826,435
Book value per common share	$8.73	$9.27	$9.17	$10.65	$10.82
Tangible book value per common share (Non-GAAP)	$6.46	$6.80	$6.69	$6.89	$7.05
Tangible Assets
Total assets	$1,213,958	$1,163,654	$1,144,873	$1,059,885	$1,035,676
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(991)	(1,052)	(1,113)	(1,178)	(1,243)
Tangible assets (Non-GAAP)	$1,177,125	$1,126,760	$1,107,918	$1,022,865	$998,591
Tangible common equity to tangible assets (Non-GAAP)	8.90%	9.02%	9.02%	6.62%	6.94%

Adjusted Earnings Per Share
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2023	12/31/2022	3/31/2022
GAAP-Based (Loss) Earnings Per Share, Basic	$(0.10)	$0.05	$0.16
GAAP-Based (Loss) Earnings Per Share, Diluted	$(0.10)	$0.05	$0.15
Net (Loss) Income	$(1,553)	$696	$1,524
Net losses (gains) on sale of securities	2,370	-	(13)
Tax effect at 21%	(498)	-	3
Merger & system conversion related expenses	587	973	-
Tax effect at 21%	(123)	(204)	-
Adjusted Net Income (Non-GAAP)	783	1,465	1,514
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.05	$0.10	$0.15
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.05	$0.10	$0.15

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2023	12/31/2022	3/31/2022
Net (Loss) Income - GAAP	$(1,553)	$696	$1,524
Net losses (gains) on sale of securities	2,370	-	(13)
Tax effect at 21%	(498)	-	3
Merger & system conversion related expenses	587	973	-
Tax effect at 21%	(123)	(204)	-
Adjusted Net Income (Non-GAAP)	783	1,465	1,514
Income tax (benefit) expense	(376)	252	286
Provision for credit losses - loans	293	100	280
Tax effect included in Adjusted Net Income	621	204	(3)
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$1,321	$2,021	$2,077